Exhibit 99.1

Clarus Completes Sale of Precision Sport Segment

to JDH Capital

Successful Outcome that Strengthens Balance Sheet and Positions the Company as a Pure-Play Outdoor Business

SALT LAKE CITY, Utah – February 29, 2024 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer enthusiast markets, today announced that it has completed the sale of its Precision Sport segment, which is comprised of Sierra Bullets, L.L.C. and Barnes Bullets – Mona, LLC, to Bullseye Acquisitions, LLC, an affiliate of JDH Capital Company.

The Company sold its Precision Sport segment for approximately $175 million and used a portion of the proceeds to retire in full all of the Company’s outstanding debt as of February 29, 2024. In connection with the repayment of the outstanding debt in full, the Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, was terminated.

As previously announced, the Company will hold a conference call on Thursday, March 7, 2024, at 5:00 pm ET to discuss its financial results for the fourth quarter and full year ended December 31, 2023, and host an investor day on Monday, March 11 in New York City.

Kane Kessler, P.C. acted as legal advisor to the Company in the transaction, Richards, Layton & Finger, P.A. acted as legal advisor to a special committee of independent directors of the Company (the “Special Committee”) and Houlihan Lokey acted as financial advisor to the Special Committee.

2024 Investor Day

The upcoming investor day will feature additional commentary on Clarus’ strategic initiatives and growth opportunities with presentations from management, including Warren Kanders, Executive Chairman; Mike Yates, Chief Financial Officer; Neil Fiske, President, Black Diamond Equipment; and Mathew Hayward, Managing Director of Clarus' Adventure segment; followed by Q&A sessions.

•	Date: Monday, March 11, 2024

•	Time: 12:00 pm to 2:00 pm ET

Institutional investors and analysts interested in attending the event should contact The IGB Group at Clarus@igbir.com. Virtual attendance registration and webcast details will be available on the Company’s website. For those unable to attend the Investor Day, a replay will be made available after the event.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leading designer, developer, manufacturer and distributor of best-in-class outdoor equipment and lifestyle products focused on the outdoor and consumer enthusiast markets. Our mission is to identify, acquire and grow outdoor “super fan” brands through our unique “innovate and accelerate” strategy. We define a “super fan” brand as a brand that creates the world’s pre-eminent, performance-defining product that the best-in-class user cannot live without. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers. Our portfolio of iconic brands is well-positioned for sustainable, long-term growth underpinned by powerful industry trends across the outdoor and adventure sport end markets. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.rhinorack.com, www.maxtrax.com.au, www.tredoutdoors.com, or www.pieps.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Any number of factors could cause actual results to differ materially from projections or forward-looking statements in this press release, including, but not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts:

Michael J. Yates

Chief Financial Officer

Tel 1-801-993-1304

mike.yates@claruscorp.com

Investor Relations Contact:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com